                                                                     Exhibit 3.1


                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.


                       * * * * * * * * * * * * * * * * * *


                                TABLE OF CONTENTS

ARTICLE  1  THE COMPANY; DEFINITIONS                                           1
ARTICLE  2  BOARD OF DIRECTORS                                                11
ARTICLE  3  POWERS OF DIRECTORS                                               12
ARTICLE  4  ADVISOR                                                           18
ARTICLE  5  INVESTMENT OBJECTIVES AND LIMITATIONS                             22
ARTICLE  6  CONFLICTS OF INTEREST                                             26
ARTICLE  7  SHARES                                                            27
ARTICLE  8  STOCKHOLDERS                                                      43
ARTICLE  9  LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND
            AFFILIATES; TRANSACTIONS BETWEEN AFFILIATES AND THE
            COMPANY                                                           46
ARTICLE 10  AMENDMENT; REORGANIZATION; MERGER, ETC.                           48
ARTICLE 11  DURATION OF COMPANY                                               51
ARTICLE 12  MISCELLANEOUS                                                     51

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                               * * * * * * * * * *

                                    ARTICLE 1

                            THE COMPANY; DEFINITIONS

     SECTION 1.1 NAME. The name of the corporation (the "Company") is Boston Capital Real Estate Investment Trust, Inc.

     So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word "Company" wherever used in these Articles of Amendment and Restatement of Boston Capital Real Estate Investment Trust, Inc. (these "Restated Articles"), except where the context otherwise requires) shall refer to the Directors collectively but not individually or personally and shall not refer to the Stockholders or to any officers, employees or agents of the Company or of such Directors.

     Under circumstances in which the Directors determine that the use of the name "Boston Capital Real Estate Investment Trust, Inc." is not practicable, they may use any other designation or name for the Company.

     SECTION 1.2 RESIDENT AGENT. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. As of the date hereof, the principal office of the Company within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202, and the Company may have such other principal office within the State of Maryland as the Directors may from time to time determine.

     The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

     SECTION 1.3 NATURE OF COMPANY. The Company is a Maryland corporation within the meaning of the MGCL.

     SECTION 1.4 PURPOSES. The purposes for which the Company is formed are to directly or indirectly, including but not limited to, through partnerships, limited liability companies and other entities, acquire, develop, manage, improve, hold, lease, and/or operate real property or interests therein, sell or otherwise dispose of real property or interests therein and otherwise deal in real property or interests therein, to engage in the business of offering or investing in mortgage financing secured by real property; and to conduct its affairs so as to ensure that it will qualify as a real estate investment trust ("REIT") under Chapter 1, Subchapter

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M of the Internal Revenue Code of 1986, as amended (the "Code"); and to engage in any lawful act or activity for which corporations may be organized under the MGCL.

     SECTION 1.5 DEFINITIONS. As used in these Restated Articles, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article 7 hereof are defined in Sections 7.2, 7.3, 7.6, and 7.7 hereof):

     "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

     "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

     "Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

     "Advisory Services Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

     "Affiliate" or "Affiliated" means, as to any individual, corporation, partnership, trust or other association (other than the Excess Shares Trust),
(i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

     "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Services Agreement.

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     "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Bylaws" means the bylaws of the Company, as the same are in effect from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

     "Common Shares" means shares of the common stock of the Company, $.001 par value per share, as further described in Section 7.2 hereof.

     "Company Property" means any and all property, real, personal or otherwise, tangible or intangible and Mortgage Loans (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

     "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all Persons (including the subordinated disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent (6%) of the gross sales price of the Property or Properties or four percent (4%) of the funds advanced in the case of a Mortgage Loan.

     "Construction Fee" means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

     "Continuing Director" means, with respect to any particular Interested
Shareholder: (i) any member of the Board of Directors who (x) is not such Interested Shareholder or an Affiliate, which shall for purposes of this definition include a representative of an Interested Shareholder, and (y) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, and (ii) any successor of a Continuing Director who is unaffiliated with, and not a representative of, such Interested Shareholder and is recommended to succeed a Continuing Director by the affirmative vote of a majority of the Continuing Directors.

     "Contract Purchase Price" or "Real Estate Asset Value" means the amount actually paid or allocated (including the original principal amount of any Permanent Financing assumed upon purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

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     "Dealer-Manager" means Boston Capital Services, Inc., an Affiliate of the
Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer-manager. Boston Capital Services, Inc., is a member of the National Association of Securities Dealers, Inc.

     "Dealer-Manager Fee" means the fee payable to Dealer-Managers before reallowance to broker-dealers in connection with the sale of Common Shares, including, without limitation, fees payable to Boston Capital Services, Inc.

     "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

     "Directors," "Board of Directors" or "Board" means, collectively, the individuals named in Section 2.4 of these Restated Articles so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

     "Distributions" means any distributions of money or other property, pursuant to Section 7.2(iv) hereof, by the Company to owners of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(iv) hereof are satisfied.

     "Equity Share" or "Equity Shares" means transferable share or shares of the Company of any class or series, including Common Shares and Preferred Shares.

     "Excess Shares" means excess shares of the Company, $.001 par value per share, as further described in Section 7.6(iii) and 7.7 hereof.

     "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, the Dealer-Manager Fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Common Share for which reduced Selling Commissions are paid to the Dealer-Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

     "Independent Director" means a Director who is not, and within the last two
(2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or
(vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional

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relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis.

     "Independent Expert" means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "Initial Investment" means the 20,000 Common Shares acquired by Boston Capital Companion Limited Partnership, an Affiliate of the Advisor, for $200,000.

     "Initial Public Offering" means the offering and sale of Common Shares of the Company pursuant to the Company's first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended.

     "Interested Shareholder" shall mean any Person (other than the Company, any subsidiary, or any employee stock ownership plan formed by the Company and/or any subsidiary) who or which:

     (i) is the beneficial owner, directly or indirectly, of more than the Ownership Limit; or

     (ii) is an Affiliate of the Company and at any time within the three-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of shares in excess of the Ownership Limit; or

     (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any Equity Shares which were at any time within the three-year period immediately prior to and including the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provision replacing such Act or the rules and regulations promulgated thereunder) and such assignment or succession was not approved by a majority of the Continuing Directors.

     For purposes of determining whether a Person is an Interested Shareholder the number of Equity Shares deemed to be outstanding shall include Equity Shares Beneficially Owned or Constructively Owned by such Person but shall not include any other Equity Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or operations or otherwise.

     "Invested Capital" means the amount calculated by multiplying the total number of Common Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sale Proceeds.

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     "Joint Ventures" means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

     "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     "Listing" means the listing of the Common Shares of the Company on a national securities exchange or national securities market.

     "MGCL" means the Maryland General Corporation Law as contained in the Corporations and Associations Article of the Annotated Code of Maryland.

     "Mortgage Loans" means, in connection with mortgage financing provided by the Company, Notes or other evidence of indebtedness or obligation which are secured or collateralized by real estate owned by the borrower.

     "Mortgages" means mortgages, deeds of trust, or other security interests applicable to real property.

     "NASAA REIT Guidelines" means the guidelines for Real Estate Investment Trusts published by the North American Securities Administrators Association, as revised and adopted by the NASAA membership on September 29, 1993.

     "Net Assets" means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

     "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

     "Net Sale Proceeds" means in the case of a transaction described in clause
(i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sale Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sale Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the Definition of Sale, Net Sale Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sale Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or

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more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sale Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sale Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans, or other assets, to repay outstanding indebtedness, or to establish reserves.

     "Operating Expenses" mean all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including the Asset Management Fee, the Termination Fee and the Subordinated Disposition Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Common Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Advisor's subordinated fifteen percent (15%) share of Net Sale Proceeds, and
(vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the Sale of Property, and other expenses connected with the acquisition and ownership of real estate interests, Mortgage Loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

     "Organization and Offering Expenses" means any and all costs and expenses, other than Selling Commissions and the Dealer-Manager Fee, incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company and the marketing and distribution of Common Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; facsimile and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organization and Offering Expenses paid by the Company in connection with formation of the Company, together with all Selling Commissions and Dealer-Manager fees shall be reasonable.

     "Permanent Financing" means mortgage indebtedness on the Properties or other financing relating to acquired assets.

     "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by

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such underwriter of such Equity Shares in such public offering, or (ii) Boston
Capital Companion Limited Partnership, during the period ending December 31, 2004, provided that the foregoing exclusions shall apply only if the ownership of such Equity Shares by an underwriter or Boston Capital Companion Limited Partnership would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

     "Preferred Shares" means the shares of preferred stock of the Company, $.001 par value per share, as further described in Section 7.3 hereof.

     "Property" or "Properties" means (i) the real properties, including the buildings located thereon, (ii) the real properties only, (iii) the buildings only, which are acquired by the Company, either directly or through partnerships, limited liability companies or other entities or joint venture arrangements, or (iv) other tangible or intangible assets or property rights.

     "Prospectus" means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

     "Real Estate Asset Value" or "Contract Purchase Price" means the amount actually paid or allocated (including the original principal amount of any Permanent Financing assumed upon purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

     "Real Property" or "Real Estate" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

     "Real Estate Investment Trust" or "REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both and is also a real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

     "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

     "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

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     "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or national securities market for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.

     "Sale" or "Sales" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards or of any Mortgage Loan; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or any Mortgage Loan; or (D) the Company sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause
(i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Mortgage Loans or other assets within one hundred eighty (180) days thereafter.

     "Securities" means Equity Shares, Excess Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

     "Selling Commissions" means any and all commissions payable to underwriters, dealers-managers, or other broker-dealers in connection with the sale of Common Shares, including, without limitation, commissions payable to Boston Capital Services, Inc., but excluding the Dealer-Manager Fee.

     "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer-Manager to sell Common Shares.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only

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relationship with the Company is that of an independent property manager of
Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

     a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

     b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

     c. having a substantial number of relationships and contacts with the Company;

     d.   possessing significant rights to control Company properties;

     e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

     f. providing goods or services to the Company on a basis which was not negotiated at arms-length with the Company.

     "Stock Option Plan" means a plan that provides for the matters set forth in Rule 260.140.41 of Section 25140 of the Corporations Code of California, as in effect as of the date of these Restated Articles.

     "Stockholders' 6% Return," as of each date, means an aggregate amount equal to a six percent (6%) cumulative, noncompounded, annual return on Invested Capital.

     "Stockholders" means the registered holders of the Company's Equity Shares.

     "Subordinated Disposition Fee" means a fee payable to the Advisor in certain circumstances in connection with the sale of Properties.

     "Subordinated Incentive Listing Fee" means the fee payable to the Advisor pursuant to Section 4.8 of Article 4 hereof.

     "Successor" means any successor in interest of the Company.

     "Termination Date" means the date of termination of the Advisory Services Agreement.

     "Termination Fee" has the meaning set forth in Section 4.9 hereof.

     "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income and

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that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

     SECTION 2.1    NUMBER.

     (i) The number of Directors initially shall be five (5), which number may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Stockholders entitled to vote; provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to the Bylaws.

     (ii) A majority of the Board of Directors will be Independent Directors except for a period of ninety (90) days after the death, removal or resignation of an Independent Director. Independent Directors shall nominate replacements for vacancies in the Independent Director positions.

     (iii) No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Any vacancy in the Board of Directors shall be filled as provided in the Bylaws. For the purposes of voting for Directors, each Equity Share may be voted for as many individuals as there are directors to be elected and for whose election the Equity Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time.

     SECTION 2.2 EXPERIENCE. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

     SECTION 2.3 COMMITTEES. Subject to the MGCL, the Directors may establish such committees of the Board as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

     SECTION 2.4 INITIAL BOARD; TERM. The names and addresses of the five Directors of the Company are set forth below. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

     The names and addresses of the initial five (5) Directors are as follows:

     NAME                               ADDRESS
     ----                               -------
     John P. Manning                    c/o Boston Capital
                                            One Boston Place, Suite 2100
                                            Boston, MA 02108

     Jeffrey H. Goldstein               c/o Boston Capital
                                            One Boston Place, Suite 2100
                                            Boston, MA 02108

     Philip S. Cottone                  c/o Boston Capital
                                            One Boston Place, Suite 2100
                                            Boston, MA  02108

     W. Pearce Coues                    c/o Boston Capital
                                            One Boston Place, Suite 2100
                                            Boston, MA  02108

     Stephen Puleo                      c/o Boston Capital
                                            One Boston Place, Suite 2100
                                            Boston, MA  02108

     SECTION 2.5 FIDUCIARY OBLIGATIONS. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

     SECTION 2.6 APPROVAL BY INDEPENDENT DIRECTORS. A majority of Independent Directors must approve all matters to which Sections 2.1(ii), 3.2(vii), (xii) and (xviii), 3.3, 4.2, 4.5, 4.6, 4.7, 4.8, 4.10, 4.12, 4.13, 5.2, 5.3(ii) and
(iii), 5.4(iii), (viii), (xi) and (xvi), 6.1, 6.2, 6.3, 6.4, 7.3, 8.1, 9.2(i),
9.5 and 10.3 herein apply to the extent provided in each such section.

     SECTION 2.7 RESIGNATION, REMOVAL OR DEATH. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, without the necessity of concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

                                    ARTICLE 3

                               POWERS OF DIRECTORS

     SECTION 3.1 GENERAL. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law,

(i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by these Restated Articles. The Directors have established the written policies on investments and borrowing set forth in this Article 3 and Article 5 hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, have ratified these Restated Articles, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of these Restated Articles or determination made in good faith by a majority of the Directors, or if there is an Interested Shareholder, a majority of the Continuing Directors then in office, concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of these Restated Articles or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

     SECTION 3.2 SPECIFIC POWERS AND AUTHORITY. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by these Restated Articles or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

     (i) INVESTMENTS. Subject to Article 5 and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

     (ii) REIT QUALIFICATION. The Board of Directors shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs (as those terms are defined in Section 1.5 hereof). In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Stockholders of the Company pursuant to Section 8.2.

     (iii) SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to Article 5 and Sections 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

     (iv) FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) may have such provisions as the Directors determine; to reacquire such Securities of the Excess Shares Trust (as hereinafter defined); to enter into other contracts or obligations on behalf of the Excess Shares Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company's Leverage may not exceed 300% of Net Assets.

     (v) LENDING. Subject to the provisions of Section 9.5 hereof, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.

     (vi)    [Intentionally Omitted]

     (vii) ISSUANCE OF SECURITIES. Subject to the provisions of Article 7 hereof and with the approval of a majority of the Independent Directors, to create and authorize and direct the issuance (on either a PRO RATA or a non-PRO RATA basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

     (viii) EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of these Restated Articles and conducting business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

     (ix) COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company's affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

     (x) DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

     (xi) ALLOCATION; ACCOUNTS. To determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders' equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

     (xii) VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment and all subject to the approval of a majority of the Independent Directors.

     (xiii) OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Securities, Mortgages, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

     (xiv) OFFICERS, ETC.; DELEGATION OF POWERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company's Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director and Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

     (xv) ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

     (xvi) REORGANIZATIONS, ETC. Subject to Sections 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Restated Articles, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

     (xvii) INSURANCE. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the Directors, Advisors and Affiliates of the Company individually (each an "Insured") against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors' power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

     (xviii) DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.

     (xix) DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Excess Shares Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.

     (xx) TERMINATION OF STATUS. To terminate the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company's status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and
(iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares (as defined in Section 7.2(ii) hereof).

     (xxi) FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.

     (xxii) SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

     (xxiii) BYLAWS. Upon the vote of a majority of the Directors (including a majority of the Independent Directors), to adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of these Restated Articles, and further provided that the Directors may not amend the Bylaws at any time there is an Interested Shareholder without the affirmative vote of a majority of the Continuing Directors then in office; and, further provided that, to the extent that any such amendment adversely affects the rights, preferences or privileges of the Equity Shares, the Bylaws of the Company shall not be amended without the affirmative vote of a majority of the Equity Shares.

     (xxiv) LISTING COMMON SHARES. To cause the Listing of the Common Shares at any time after completion of the Initial Public Offering, subject to the provisions of Article 11 hereof.

     (xxv) FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Restated Articles, even if such powers are not specifically provided hereby.

     SECTION 3.3 DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the interests of the Company's employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company. All determinations made in accordance with this section shall be approved by a majority of the Independent Directors.

     SECTION 3.4 NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS OR CERTAIN DIRECTORS. Nothing contained herein shall be construed to relieve any Interested Shareholder or any Director who is not a Continuing Director from any obligation imposed by law.

                                    ARTICLE 4

                                     ADVISOR

     SECTION 4.1 APPOINTMENT OF ADVISOR AND INITIAL INVESTMENT BY AFFILIATE OF ADVISOR. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. As of the date of the filing of these Restated Articles, an Affiliate of the Advisor is the holder of 20,000 Common Shares, representing an Initial Investment of $200,000. The Affiliate may not sell this Initial Investment while the Advisor remains a Sponsor but may transfer the 20,000 Common Shares to other Affiliates.

     SECTION 4.2 SUPERVISION OF ADVISOR. The Directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Services Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors.

     The Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such procedures, operations and programs are in the best interests of the Stockholders and are fulfilled.

     The Board of Directors is also responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are in the best interests of the Stockholders and each such determination shall be reflected in the minutes of the meeting of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. A majority of the Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and the investment performance of the Company and that the provisions of the Advisory Services Agreement are being carried out and each such determination shall be reflected in the minutes of the meeting of the Board of Directors. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors also shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

     SECTION 4.3 FIDUCIARY OBLIGATIONS. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.

     SECTION 4.4 AFFILIATION AND FUNCTIONS. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.

     SECTION 4.5 TERMINATION. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Services Agreement on sixty (60) days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

     SECTION 4.6 REAL ESTATE COMMISSION ON SALE OF PROPERTY. Subject to the approval of a majority of the Independent Directors, the Company shall pay the Advisor a deferred, Subordinated Disposition Fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 6% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of the Subordinated Disposition Fee is deferred because the subordination conditions have not been satisfied, then the Subordinated Disposition Fee shall be paid at such later time as the subordination conditions are satisfied. In the event that the Advisory Services Agreement is terminated prior to such time as the Stockholders have received an amount equal to 100% of Invested Capital plus the Stockholder's 6% Return, an appraisal of the Properties then owned by the Company shall be made, and the Subordinated Disposition Fee on Properties and Mortgage Loans previously sold will be deemed earned if the appraised value of the Properties then owned by the Company plus total distributions received prior to the date of the termination of the Agreement equals 100% of Invested Capital plus the Stockholder 6% Return. Upon Listing, if the Advisor has accrued but not been paid the Subordinated Disposition Fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Common Shares outstanding and the average closing price of the Common Shares over a period, beginning 180 days after Listing, of 30 days during which the Common Shares are traded. In addition, the amount paid, when added to the sums paid to unaffiliated parties in such capacity, shall not exceed the lesser of a Competitive Real Estate Commission or an amount equal to 6% of the Contract Purchase Price.

     SECTION 4.7 SUBORDINATED SHARE OF NET SALE PROCEEDS. Subject to the approval of a majority of the Independent Directors, the Company shall pay the Advisor a deferred, subordinated share from Sales of assets of the Company, whether or not in liquidation of the Company, equal to 15% of Net Sale Proceeds payable after receipt by the Stockholders of Distributions equal to the sum of
(i) the Stockholders' 6% Return and (ii) 100% of Invested Capital. Following Listing, no share of Net Sale Proceeds will be paid to the Advisor.

     SECTION 4.8    INCENTIVE FEES.

     (i) At such time, if any, as Listing occurs, and subject to the approval of a majority of the Independent Directors, the Advisor shall be paid the Subordinated Incentive Listing Fee in an amount equal to ten percent (10%) of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions paid to Stockholders from the Company's inception until the date of Listing exceeds (ii) the sum of (A) one hundred percent (100%) of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders' 6% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Listing Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of thirty (30) days during which the Common Shares are traded with such period beginning one hundred eighty (180) days after Listing. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to Company assets by each respective Advisor or any Affiliate. The Subordinated Incentive Listing Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sale Proceeds from Sales of assets of the Company. The subordinated Incentive Listing Fee shall be paid only from operational income and shall be subordinate to the stockholders' 6% Return.

     (ii)    [Intentionally omitted.]

     (iii) In the event of Listing, or in the absence of Listing if the Company's existence continues after the tenth anniversary of the initial closing of the Initial Public Offering, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property and Mortgage Loan portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

     SECTION 4.9 TERMINATION FEE. Upon termination of the Advisory Services Agreement, the Advisor shall be entitled to receive a Termination Fee. The Termination Fee shall be equal to the Asset Management Fee (as hereinafter defined) projected to be paid to the Advisor for a one year period following the date of termination of the Advisory Services Agreement.

     SECTION 4.10 ACQUISITION FEE AND ACQUISITION EXPENSES. The Company shall pay the Advisor a fee in the amount of up to 3.0% of Gross Proceeds as Acquisition Fees. The Company shall reimburse the Advisor for Acquisition Expenses in the amount of up to 0.5% of Gross Proceeds. The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to six percent (6%) of the Real Estate Asset Value or the Contract Purchase Price of a Property, or in the case of a Mortgage Loan, four percent (4%) of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

     SECTION 4.11 ASSET MANAGEMENT FEE. The Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to one-twelfth of .75% of (i) the Real Estate Asset Value of the Properties the Company wholly owns plus, in the case of Properties owned by any Joint Venture or partnership in which the Company is a co-venturer or partner, the Company's portion of such amounts with respect to such Properties, and (ii) the outstanding principal balance of any Mortgage Loans; each as of the end of the preceding month, each exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

     SECTION 4.12 REIMBURSEMENT FOR OPERATING EXPENSES. Unless a majority of the Independent Directors have made a finding that certain unusual and non-recurring factors which they deem to justify a higher level of expenditures exist, the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Without the approval of a majority of the Independent Directors pursuant to the foregoing, within sixty (60) days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

                                    ARTICLE 5

                      INVESTMENT OBJECTIVES AND LIMITATIONS

     SECTION 5.1 INVESTMENT OBJECTIVES. The Company's primary investment objective is to acquire assets primarily for current income generation while (i) making quarterly cash Distributions, as well as providing growth in Distributions over time; (ii) increasing the value of the Company through increases in the cash flows and values of its Properties and Mortgage Loans;
(iii) achieving long-term capital appreciation and preserving and protecting the value of the Company's interest in its Properties and Mortgage Loans; and (iv) qualifying and remaining qualified as a REIT for federal income tax purposes. The sheltering from tax of income from other sources is not an objective of the Company. Subject to Section 3.2(v) hereof and to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

     SECTION 5.2 REVIEW OF OBJECTIVES. The Independent Directors shall review, and a majority of the Independent Directors must approve, the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

     SECTION 5.3    CERTAIN PERMITTED INVESTMENTS.

     (i)     The Company may invest in Properties and Mortgage Loans.

     (ii) The Company may invest in Joint Ventures with the Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

     (iii) The Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

     SECTION 5.4 INVESTMENT LIMITATIONS. In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

     (i) Not more than 10% of the Company's total assets shall be invested in unimproved real property or Mortgage Loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property or Real Estate under construction, under contract for development or planned for development within one year.

     (ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

     (iii) The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors or Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company's records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

     (iv) The Company shall not make or invest in Mortgage Loans, including construction loans, on any one (1) property if the aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

     (v) The Company shall not invest in indebtedness ("Junior Debt") secured by a Mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed eighty-five percent (85%) of the appraised value of such property if, after giving effect thereto, the value of all such Mortgage Loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed twenty-five percent (25%) of the Company's Net Assets.

     (vi) The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%. "Asset Coverage," for the purpose of this Section 5.4(vi), means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

     (vii) The Company shall not make or invest in any Mortgage Loans that are subordinate to any Mortgage, other indebtedness or equity interest of the Advisor, the Directors or an Affiliate of the Company.

     (viii) The Company shall not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company or their Affiliates are subject to restrictions on Joint Venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Restated Articles.

     (ix) The Company shall not issue (A) equity securities redeemable solely at the option of the holder; (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) non-voting or assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its Stockholders ratably,

(2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers, consultants or employees of the Company or the Advisor.

Options may not be issued to the Advisor, Director or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Common Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.

     (x) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

     (xi) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or their Affiliates, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

     (xii) The Company shall not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

     (xiii) The Company shall not invest in any foreign currency or bullion or engage in short sales.

     (xiv) The Company shall not issue senior securities except notes to banks and other lenders and Preferred Shares.

     (xv) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maximum amount of such Leverage in relation to the Net Assets shall not exceed three hundred percent (300%).

     (xvi) The Company may borrow money from the Advisor, Director or any Affiliate thereof, upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Notwithstanding the foregoing, the Advisor and its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to subsection (xviii) below.

     (xvii)  The Company shall not make loans to the Advisor or its Affiliates.

     (xviii) The Company shall not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

     (xix) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

     The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares.

                                    ARTICLE 6

                              CONFLICTS OF INTEREST

     SECTION 6.1 SALES AND LEASES TO COMPANY. The Company may purchase or lease a Property or Properties from the Advisor, Director, or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

     SECTION 6.2 SALES AND LEASES TO THE ADVISOR, DIRECTORS OR AFFILIATES. An Advisor, Director or Affiliate may acquire or lease assets from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

     SECTION 6.3 MULTIPLE PROGRAMS. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated for which both entities have sufficient uninvested funds, then the entity which has had the longer period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of health care facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. All such determinations shall be approved by a majority of the Independent Directors. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

     SECTION 6.4    OTHER TRANSACTIONS.

     (i) No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Restated Articles or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

     (ii) Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

                                    ARTICLE 7

                                     SHARES

     SECTION 7.1 AUTHORIZED SHARES. The beneficial interest in the Company shall be divided into Equity Shares. The total number of Equity Shares which the Company is authorized to issue is five hundred million (500,000,000) shares of beneficial interest, consisting of four hundred million (400,000,000) Common Shares (as described in Section 7.2 hereof), fifty million (50,000,000) Preferred Shares (as described in Section 7.3 hereof) and fifty million (50,000,000) Excess Shares (as described in Section 7.6(iii) and Section 7.7 hereof). All Equity Shares shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine or, if issued as a result of a Share dividend or Share split, without any consideration.

     SECTION 7.2    COMMON SHARES.

     (i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

     (ii) DESCRIPTION. Common Shares (herein so called) shall have a par value of $.001 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section
8.2 hereof, and issued Common Shares of a particular class shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, appraisal, conversion or exchange rights. The Directors may classify or reclassify any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such

Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland amended articles in substance and form as prescribed by Title 2 of the MGCL.

     (iii) DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be declared by the Board of Directors of the Company out of funds legally available therefor.

     (iv) DIVIDEND OR DISTRIBUTION RIGHTS. The Directors from time to time may declare and pay to Stockholders such dividends or Distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to declare and pay such dividends and Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the Directors. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Restated Articles; or distributions of in-kind property as long as the Directors (i) advise each Stockholder of the risks associated with direct ownership of the property; (ii) offer each Stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those Stockholders who accept the Directors' offer.

     (v) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Excess Shares resulting from the exchange of Common Shares pursuant to Section 7.6(iii) hereof) shall be determined in accordance with applicable law. Except as provided below as a consequence of the limitations on distributions to holders of Excess Shares, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Excess Shares resulting from the exchange of Common Shares, that portion of such aggregate assets available for distribution as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares and Excess Shares resulting from the exchange of Common Shares then outstanding. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of Excess Shares exceed (i) the price per share such holder paid for the Common Shares in the purported Transfer or Acquisition (as those terms are defined in Section 7.6(i)) or change in capital structure or other transaction or event that resulted in the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, a devise or other event or transaction), a price per share equal to the Market Price (as that term is defined in Section 7.6(i)) for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and other holders of Excess Shares resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

     (vi) VOTING RIGHTS. Except as may be provided in these Restated Articles, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law, including, but not limited to, the right to elect the Directors) at all meetings of the Stockholders of the Company, and shall be entitled to one
(1) vote for each Common Share entitled to vote at such meeting.

     SECTION 7.3 PREFERRED SHARES. Preferred Shares (herein so called) shall have a par value of $.001 per share. The Directors are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have an interest in the transaction and who have access, at the expense of the Company, to the Company's or independent legal counsel. Prior to the issuance of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series, however, the voting rights for each share of the Preferred Shares shall not exceed voting rights which bear the same relationship to the voting rights of the Common Shares as the consideration paid to the Company for each of Preferred Shares bears to the book value of the Common Shares on the date that such Preferred Shares are issued. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The designation of the series, which may be by distinguishing number, letter or title.

     (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

     (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

     (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

     (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

     (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

     (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

     (viii) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3.

     (ix) Any other relative rights, preferences and limitations on that series.

     Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of these Restated Articles, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

     SECTION 7.4 GENERAL NATURE OF EQUITY SHARES. All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in these Restated Articles, the MGCL or in the resolution creating any class or series of Equity Shares. The legal ownership of the Company Property is vested in the Company and the right to conduct the business of the Company is vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Equity Shares. Holders of Common Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.

     SECTION 7.5 NO ISSUANCE OF SHARE CERTIFICATES. The Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder's investment shall be recorded on the books of the Company. To transfer Equity Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Equity Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.6(xii), and required by the Bylaws and the MGCL or other applicable law.

     SECTION 7.6    RESTRICTIONS ON OWNERSHIP AND TRANSFER.

     (i) DEFINITIONS. For purposes of Sections 7.6 and 7.7, the following terms shall have the following meanings:

     "Acquire" means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

     "Beneficial Ownership" means ownership of Equity Shares by an individual who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code, either directly or constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. For purposes of this definition, the term "individual" shall include any organization, trust, or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

     "Beneficiary" means a beneficiary of the Excess Shares Trust as determined pursuant to Section 7.7(v)(a) hereof.

     "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to Equity Shares listed or admitted to trading on the New York Stock Exchange, or if the affected class or series of Equity Shares are not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading, or, if the affected class or series of Equity Shares are not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use, or, if the affected class or series of Equity Shares are not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the affected class or series of Equity Shares, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Equity Shares as of such day, as determined by the Board of Directors in its discretion.

     "Common Share Ownership Limit" means, with respect to the Common Shares, nine point eight percent (9.8%) of the outstanding Common Shares, subject to adjustment pursuant to Section 7.6(x) (but not more than nine point nine percent (9.9%) of the outstanding Common Shares, as so adjusted) and to the limitations contained in Section 7.6(xi).

     "Constructive Ownership" means ownership of Equity Shares by a person who would be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

     "Excess Shares Trust" means the trust created pursuant to Section 7.7(i) hereof.

     "Excess Shares Trustee" means the Company as trustee for the Excess Shares Trust, and any successor trustee appointed by the Company.

     "Market Price" means, during the offering, the price per Equity Share of the affected class or series of Equity Shares and thereafter, until such affected class or series of Equity Shares are listed for trading on an exchange or market, a price determined on the basis of the quarterly valuation of the Company's assets. Upon listing of the Equity Shares, market price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such ten (10) day period for which Closing Prices are available).

     "Ownership Limit" means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

     "Preferred Share Ownership Limit" means, with respect to the Preferred Shares, nine point eight percent (9.8%) of the outstanding Equity Shares of a particular series of Preferred Shares of the Company, subject to adjustment pursuant to Section 7.6(x) (but not more than nine point nine percent (9.9%) of the outstanding Preferred Shares, as so adjusted) and to the limitations contained in this Section 7.6.

     "Purported Beneficial Holder" means, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to paragraph (iii) of this Section 7.6, automatically exchanged for Excess Shares upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

     "Purported Beneficial Transferee" means, with respect to any purported Transfer or Acquisition which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Excess Shares had been valid under Section 7.6(ii). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     "Purported Record Holder" means, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the record holder of the Equity Shares that were, pursuant to Section 7.6(iii), automatically exchanged for Excess Shares upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

     "Purported Record Transferee" means, with respect to any purported Transfer or Acquisition which results in Excess Shares, the record holder of the Equity Shares if such Transfer or Acquisition which results in Excess Shares had been valid under Section 7.6(ii). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

     "Restriction Termination Date" means the first day after the date of the closing of the Initial Public Offering on which the Board of Directors of the Company determines, pursuant to

Section 3.2(xxii) hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as REIT.

     "Trading Day" means a day on which the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Shares are not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Transfer" means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

     (ii)    OWNERSHIP AND TRANSFER LIMITATIONS.

             (a) Notwithstanding any other provision of these Restated Articles, except as provided in Section 7.6(ix) and Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit.

             (b) Notwithstanding any other provision of these Restated Articles, except as provided in Section 7.6(ix) and Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limit shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

             (c) Notwithstanding any other provision of these Restated Articles, and except as provided in Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

             (d) Notwithstanding any other provision of these Restated Articles, except as provided in Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

             (e) Notwithstanding any other provision of these Restated Articles, except as provided in Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to own (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of section 856(c) of the Code, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to own an interest (directly or Constructively) in a tenant that is described in
     Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

             (f) Notwithstanding any other provision of these Restated Articles, any person selling securities on behalf of the Company in its Initial Public Offering may not complete a sale of securities to a Stockholder until at least five (5) business days after the date the Stockholder receives a final Prospectus and shall send each Stockholder a confirmation of his or her purchase. In addition, no sale of securities in the Initial Public Offering shall be made to persons who do not meet the requirements of the "Investor Suitability Standards" set forth in the Prospectus.

     (iii)   EXCHANGE FOR EXCESS SHARES.

             (a)    If, notwithstanding the other provisions contained in this
     Article 7, at any time from the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in
     Section 7.6(ix), such Equity Shares (rounded up to the next whole number of Equity Shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be exchanged for an equal number of Excess Shares (herein so called and having a par value $.001 per share, having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, other change in purported Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

             (b)    If, notwithstanding the other provisions contained in this
     Article 7, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (b), (c),
     (d) and (e) of paragraph (ii) of this Section 7.6 or, directly or indirectly, would cause the Company for any reason to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of Equity Shares) being Transferred or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership and which, in any case, would cause the Company to be "closely held" within the meaning of such
     Section 856(h) or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

     (iv) REMEDIES FOR BREACH. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer, Acquisition, change in the capital structure of the

Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 7.6(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 7.6, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c), (d) and (e) of Section 7.6(ii) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the exchange described in Section 7.6(iii), irrespective of any action (or inaction) by the Board of Directors or its designee.

     (v) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares in violation of
Section 7.6(ii) and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Equity Shares resulting in an exchange for Excess Shares, pursuant to Section 7.6(iii), or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, Attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company's status as a REIT.

     (vi) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

             (a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding Equity Shares of any class or series shall annually, no later than January 31 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of Equity Shares of each class or series Beneficially or Constructively Owned; and (iii) a description of how such Equity Shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

             (b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

     (vii)   REMEDIES NOT LIMITED. Nothing contained in this Article 7 except
Section 7.9 shall limit scope or application of the provisions of this Section 7.6, the ability of the Company to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

     (viii) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.6, including any definition contained in Sections 1.5 and 7.6(i), a majority of the Board of Directors unless there is an Interested Shareholder, in which case a majority of the Continuing Directors then in office, shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.6 with respect to any situation based on the facts known to it.

     (ix) EXCEPTION. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (c), (d) and (e) of
Section 7.6(ii) will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Share Ownership Limit with respect to any Person. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Company's status as a REIT.

     (x) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 7.6(xi), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limit.

     (xi)    LIMITATIONS ON MODIFICATIONS.

             (a) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of Equity Shares by all Persons equal to the greatest of (A) the actual ownership, (B) the Beneficial Ownership of Equity Shares by each Person, or (C) the applicable Ownership Limit with respect to such Person.

             (b) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

             (c) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).

     (xii) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the Equity Shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

     "The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Restated Articles of the Company, no Person may (i) Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares; (ii) Beneficially or Constructively Own Preferred Shares of any series of the Company in excess of 9.8% of the outstanding Preferred Shares of such series; or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being "closely held" under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common or Preferred Shares resulting in an exchange for Excess Shares (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in violation of the ownership or transfer limitations set forth in the Company's Restated Articles shall be void AB INITIO and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Company, all as provided by the Restated Articles of the Company. All defined terms used in this legend have the meanings identified in the Company's Restated Articles, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests."

     SECTION 7.7    EXCESS SHARES.

     (i) OWNERSHIP IN TRUST. Upon any purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Excess Shares pursuant to Section 7.6(iii), such Excess Shares shall be deemed to have been transferred to the Company, as Excess Shares Trustee of an Excess Shares Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 7.6(v). Excess Shares so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section 7.6(v). The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 7.7(iii) and (v).

     (ii) DISTRIBUTION RIGHTS. Excess Shares shall not be entitled to any dividends or Distributions (except as provided in Section 7.7(iii)). Any dividend or Distribution paid prior to the discovery by the Company that the Equity Shares have been exchanged for Excess Shares shall be repaid to the Company upon demand, and any dividend or Distribution declared but unpaid at the time of such discovery shall be void AB INITIO with respect to such Excess Shares.

     (iii)   RIGHTS UPON LIQUIDATION.

             (a) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Excess Shares resulting from the exchange of Preferred Shares of any specified series shall be entitled to receive, ratably with each other holder of Excess Shares resulting from the exchange of Preferred Shares of such series and each holder of Preferred Shares of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of Preferred Shares of such series. In the event that holders of Preferred Shares of any series are entitled to participate in the Company's distribution of its residual assets, each holder of Excess Shares resulting from the exchange of Preferred Shares of any such series shall be entitled to participate, ratably with (A) each other holder of Excess Shares resulting from the exchange of Preferred Shares of all series entitled to so participate; (B) each holder of Preferred Shares of all series entitled to so participate; and (C) each holder of Common Shares and Excess Shares resulting from the exchange of Common Shares (to the extent permitted by Section 7.6(iii) hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of Excess Shares held by such holder bears to the total number of (1) outstanding Excess Shares resulting from the exchange of Preferred Shares of all series entitled to so participate; (2) outstanding Preferred Shares of all series entitled to so participate; and (3) outstanding Common Shares and Excess Shares resulting from the exchange of Common Shares. The Company, as holder of the Excess Shares in trust, or, if the Company shall have been dissolved, any trustee appointed by the Company prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Company.

             Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares resulting from the exchange of Preferred Shares exceed (A) the price per share such holder paid for the Preferred Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Excess Shares or (B) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Preferred Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Shares and Excess Shares resulting from the exchange of Preferred Shares to the extent permitted by the foregoing limitations.

             (b) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Excess Shares resulting from the exchange of Common Shares shall be entitled to receive, ratably with (A) each other holder of such Excess Shares and (B) each holder of Common Shares, that portion of the aggregate assets available for distribution to holders of Common Shares (including holders of Excess Shares resulting from the exchange of Common Shares pursuant to Section 7.6(iii)), determined in accordance with applicable law, as the number of such Excess Shares held by such holder bears to the total number of outstanding Common Shares and outstanding Excess Shares resulting from the exchange of Common Shares then outstanding. The Company, as holder of the Excess Shares in trust, or, if the Company shall have been dissolved, any trustee appointed by the Company prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Company. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares exceed (A) the price per share such holder paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Excess Shares or (B) if the holder did not give full value for such Equity Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Excess Shares resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

     (iv) VOTING RIGHTS. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by the MGCL).

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     (v)     RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY.

             (a) Excess Shares shall not be transferable. The Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to the purported Transfer or Acquisition that resulted in the Excess Shares), if
     (A) the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of such Beneficiary and (B) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (1) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or (2) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares. Upon such transfer of an interest in the Excess Shares Trust, the corresponding Excess Shares in the Excess Shares Trust automatically shall be exchanged for an equal number of Equity Shares (depending on the type and class of Equity Shares that were originally exchanged for such Excess Shares), and such Equity Shares shall be transferred of record to the Beneficiary of the interest in the Excess Shares Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Equity Shares would not be Excess Shares in the hands of such Beneficiary. Prior to any transfer of any interest in the Excess Shares Trust, the Purported Record Transferee (or Purported Record Holder) must give advance written notice to the Company of the intended transfer and the Company must have waived in writing its purchase rights under Section 7.7(vi).

             (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Shares Trust that exceeds the amounts allowable under subparagraph (i) of this Section 7.6(v), such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Shares Trust to pay, such excess in full to the Company.

             (c)    If any of the transfer restrictions set forth in this
     Section 7.6(v), or any application thereof, are determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Company, to have acted as the agent of the Company in acquiring the Excess Shares as to which such restrictions would otherwise, by their terms, apply and to hold such Excess Shares on behalf of the Company.

     (vi) PURCHASE RIGHT IN EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such Excess Shares (or, in the case of devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares) and (b) the Market Price of the Equity Shares exchanged for such Excess Shares on the date the Company, or its designee, accepts such offer. Provided that no impairment of the capital or operations of the Company is created or caused by such right, the Company and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Company, purported change in Beneficial Ownership or other event or transaction which resulted in such Excess Shares and (ii) the date on which the Board of Directors determines in good faith that a Transfer, Acquisition, change in capital structure of the Company, purported change in Beneficial or Constructive Ownership resulting in Excess Shares has occurred, if the Company does not receive a notice pursuant to Section 7.6(v), but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 7.7(v). None of the Company, the Advisor, the Sponsor or any Affiliate of any of them shall be entitled to any fee in connection with the purchase by the Company of any Excess Shares pursuant to the terms hereof.

     (vii)   REMEDIES NOT LIMITED. Nothing contained in this Article 7 except
Section 7.9 shall limit scope or application of the provisions of this Section 7.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with applicable Share Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

     (viii) AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3 of this Article 7, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Excess Shares consisting of the number of Preferred Shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Excess Shares are already authorized or this Article 7 requires different terms.

     SECTION 7.8 DIVIDEND REINVESTMENT PLAN. From time to time, the Registrant will offer a dividend reinvestment plan to Stockholders. All dividend reinvestment plans shall, at the minimum, provide for the following:

     (i) that all material information regarding the distribution to the Stockholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Stockholder at least annually; and

     (ii) that each Stockholder participating in the dividend reinvestment plan shall have a reasonable opportunity to withdraw from such plan at least annually after the receipt of the information required to be given pursuant to subparagraph (i) above.

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

     SECTION 7.9 SETTLEMENTS. Nothing in Sections 7.6 and 7.7 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange or market on which the Common Shares are listed.

     SECTION 7.10 SEVERABILITY. If any provision of this Article 7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article 7 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION 7.11 WAIVER. The Company shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article 7 if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

                                    ARTICLE 8

                                  STOCKHOLDERS

     SECTION 8.1 MEETINGS OF STOCKHOLDERS. The Directors shall be required to take reasonable steps to ensure that there shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held at a location convenient to the Stockholders, on a date which is a reasonable period of time following the distribution of the Company's annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present and who are entitled to vote, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including at any time upon written request of Stockholders holding, in the aggregate, not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose of the meeting, the Directors shall provide all Stockholders, within ten (10) days of receipt of such written request, written notice, either in person or by mail, of a meeting and the purpose of such meeting, such meeting to be held on a date not less than fifteen (15) days nor more than sixty (60) days after the distribution of such notice, at a time and place specified in the request, or if none is specified, specified by the Directors. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors, including a majority of the Independent Directors, determine or as provided by the Bylaws.

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

     SECTION 8.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders holding Equity Shares entitled to vote shall be entitled to vote only on the following matters: (a) election or removal of Directors as provided in Sections 2.1, 2.7 and 8.1 hereof; (b) amendment of these Restated Articles as provided in Section
10.1 hereof; (c) termination of the Company as provided in Section 11.2 hereof;
(d) reorganization of the Company as provided in Section 10.2 hereof; (e) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (f) termination of the Company's status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(xxii) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Equity Shares outstanding and entitled to vote. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors. The voting rights of Equity Shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid for the privately offered Equity Shares bears to the book value of the publicly held Equity Shares.

     SECTION 8.3 VOTING LIMITATIONS ON EQUITY SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES. With respect to Equity Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.

     SECTION 8.4 STOCKHOLDER ACTION TO BE TAKEN BY MEETING. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.

     SECTION 8.5 RIGHT OF INSPECTION. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

     SECTION 8.6 ACCESS TO STOCKHOLDER LIST. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Equity Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with, without limitation, matters relating to Stockholders' voting rights, and the exercise of Stockholder rights under federal proxy laws.

     If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

     SECTION 8.7 REPORTS. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;
(ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or changes paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

     The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal quarter and each holder of other publicly held securities of the Company, within sixty (60) days after the end of the fiscal quarter, written disclosure if total Operating Expenses for the twelve (12) months then ended exceeded 2% of Average Invested Assets or 25% of Net Income.

                                    ARTICLE 9

         LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES;
                 TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

     SECTION 9.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

     SECTION 9.2    LIMITATION OF LIABILITY AND INDEMNIFICATION.

     (i) The Company shall indemnify and hold harmless a Director, Advisor, or Affiliate (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (i) in the case that the Indemnitee is not an Independent Director, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (ii) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless shall be approved by a majority of the Independent Directors and may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

     (ii) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee,
(b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

     (iii) Notwithstanding anything to the contrary contained in the provisions of subsection (i) and (ii) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services,
(c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

     (iv) The Directors, with the approval of a majority of the Independent Directors, may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of these Restated Articles or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     SECTION 9.3 PAYMENT OF EXPENSES. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, Advisor, or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.

     SECTION 9.4 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

     SECTION 9.5 TRANSACTIONS WITH AFFILIATES. The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:

     (i) The transaction is fair and reasonable to the Company and its Stockholders.

     (ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Directors.

     (iii) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

     (iv) Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:

             (a) The compensation is not in excess of their compensation paid for any comparable services; and

             (b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

     Transactions between the Company and its Affiliates are further subject to any express restrictions in these Restated Articles (including Article 4 and Section 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of MGCL Section 2-419 and other applicable law.

                                   ARTICLE 10

                     AMENDMENT; REORGANIZATION; MERGER, ETC.

     SECTION 10.1   AMENDMENT.

     (i) These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that (1) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; and (2) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of these Restated Articles be amended or any provision of these Restated Articles be added that would have the effect of amending such sections), without the affirmative vote of the holders of two-thirds (2/3) of the Equity Shares then outstanding and entitled to vote thereon; provided, however, that if, at any time within the sixty (60) day period immediately preceding the meeting at which the vote is to be taken, there is an Interested Shareholder, such amendment shall also require the affirmative vote of a majority of the Continuing Directors then in office.

     (ii) The Directors, by a two-thirds (2/3) vote, may amend provisions of these Restated Articles from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code or as provided in Section 4.13. With the exception of the foregoing, the Directors may not amend these Restated Articles.

     (iii) An amendment to these Restated Articles shall become effective as provided in Section 12.5.

     (iv) These Restated Articles may not be amended except as provided in this Section 10.1.

     SECTION 10.2 REORGANIZATION. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

     SECTION 10.3 MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY. Subject to the provisions of any class or series of Equity Shares at the time outstanding and subject to the additional restrictions set forth in Title 3, Subtitle 6 of the MGCL, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company, other than before the initial closing of the sale of Common Shares in the Initial Public Offering; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

     In connection with any proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The appraisal shall be included in a prospectus used to offer the securities of a Roll-Up Entity and as an exhibit to the registration statement filed with each state. The issuer shall be liable under federal and state laws for any material misrepresentations or omissions in the appraisal. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction.

     In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

     (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

     (ii)    one of the following:

             (a) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

             (b) receiving cash in an amount equal to the Stockholder's PRO RATA share of the appraised value of the net assets of the Company.

     The Company is prohibited from participating in any proposed Roll-Up
Transaction:

     (iii) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 of these Restated Articles;

     (iv) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Equity Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Equity Shares held by that investor;

     (v) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

     (vi) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

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                                   ARTICLE 11

                               DURATION OF COMPANY

     SECTION 11.1 DISSOLUTION UPON THE NON-OCCURRENCE OF LISTING. If Listing does not occur on or before the tenth anniversary of the effective date of the registration statement for the Initial Public Offering, and if Stockholders holding a majority of the Common Shares of the Company then authorize the Company to do so, the Company will commence termination and dissolution, will undertake orderly liquidation of Company Property and will distribute any Net Sale Proceeds to Stockholders. If Listing occurs on or prior to such date or if the Stockholders do not authorize such termination and dissolution, the Company shall continue perpetually until dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

     SECTION 11.2 DISSOLUTION OF THE COMPANY BY STOCKHOLDER VOTE. The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares entitled to vote.

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.1 GOVERNING LAW. These Restated Articles are executed by the undersigned and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

     SECTION 12.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Restated Articles may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document;
(iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Restated Articles or of the Bylaws as a true and complete copy as then in force; (v) an amendment to these Restated Articles; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

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     SECTION 12.3   PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     (i) The provisions of these Restated Articles are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Restated Articles, even without any amendment of these Restated Articles pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Restated Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

     (ii) If any provision of these Restated Articles shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Restated Articles in any jurisdiction.

     SECTION 12.4 CONSTRUCTION. In these Restated Articles, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Restated Articles. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the "MGCL."

     SECTION 12.5 RECORDATION. These Restated Articles and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record these Restated Articles or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Restated Articles or any amendment hereto. Any further restatement of these Restated Articles shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

            [The remainder of this page is left intentionally blank.]

     IN WITNESS WHEREOF, these Articles have been signed on this ___ day of _______, 2003, by the undersigned, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                                        BOSTON CAPITAL REAL ESTATE
                                        INVESTMENT TRUST, INC.


                                        By:
                                           -------------------------------------
                                            Name: Jeffrey H. Goldstein
                                            Title: President


                                Attest:

                                        By:
                                           -------------------------------------
                                            Name: Marc N. Teal
                                            Title: Secretary

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